UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2009

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2009, Castle Brands Inc. ("CBI") and its subsidiary, Castle Brands (USA) Corp. ("Castle USA"), entered into a $2.5 million revolving credit agreement ("Credit Agreement") with Frost Gamma Investments Trust, an entity affiliated with Dr. Phillip Frost, a director and principal stockholder of CBI, Vector Group Ltd., a principal stockholder of CBI, Lafferty Ltd., a principal stockholder of CBI, IVC Investors, LLLP, an entity affiliated with Glenn Halpryn, a CBI director, Mark Andrews, CBI's Chairman, the Jacqueline Simkin Trust As Amended and Restated 12/16/2003 and Richard J. Lampen, CBI's Interim President and Chief Executive Officer. Under the Credit Agreement, CBI may borrow from time to time up to $2.5 million to be used for working capital or general corporate purposes. Any borrowings under the Credit Agreement will mature on April 1, 2013 and will bear interest at a rate of 11% per annum, payable quarterly. The Credit Agreement provides for the payment of an aggregate commitment fee of $75,000 payable to the lenders over the three-year period. The note to be issued under the Credit Agreement contains customary events of default, which if uncured, entitle the holders to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, such note. Amounts may be repaid and reborrowed under the Credit Agreement without penalty. The note is secured by the inventory and trade accounts receivable of Castle USA, subject to certain exceptions, pursuant to a Security Agreement.

The foregoing summary is qualified in its entirety by reference to the text of the agreements attached as exhibits hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Credit Agreement, dated as of December 30, 2009, by and among Castle Brands Inc., Frost Gamma Investments Trust, Vector Group Ltd., Lafferty Ltd., Mark Andrews, IVC Investors, LLLP, Jacqueline Simkin Trust As Amended and Restated 12/16/2003 and Richard J. Lampen, including the form of Note to be issued thereunder

4.2 Security Agreement, dated as of December 30, 2009, by and among Castle Brands (USA) Corp. and Frost Gamma Investments Trust, Vector Group Ltd., Lafferty Ltd., Mark Andrews, IVC Investors, LLLP, Jacqueline Simkin Trust As Amended and Restated 12/16/2003 and Richard J. Lampen

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

December 30, 2009	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: SVP, CFO, Treasurer & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Credit Agreement, dated as of December 30, 2009, by and among Castle Brands Inc., Frost Gamma Investments Trust, Vector Group Ltd., Lafferty Ltd., Mark Andrews, IVC Investors, LLLP, Jacqueline Simkin Trust As Amended and Restated 12/16/2003 and Richard J. Lampen, including the form of Note to be issued thereunder
4.2	Security Agreement, dated as of December 30, 2009, by and among Castle Brands (USA) Corp. and Frost Gamma Investments Trust, Vector Group Ltd., Lafferty Ltd., Mark Andrews, IVC Investors, LLLP, Jacqueline Simkin Trust As Amended and Restated 12/16/2003 and Richard J. Lampen